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                                                                     EXHIBIT 5.1



June 6, 2000


BMC Industries, Inc.
One Meridian Crossings
Suite 850
Minneapolis, MN  55423

RE:      BMC Industries, Inc.
         Restated and Amended 1994 Stock Incentive Plan
         Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as counsel to BMC Industries, Inc., a Minnesota corporation (the "Company"), in connection with the registration by the Company of an additional 2,000,000 shares of its Common Stock, no par value (the "Shares"), pursuant to the Company's Registration Statement on Form S-8 for the Company's Restated and Amended 1994 Stock Incentive Plan (the "Plan"), as filed with the Securities and Exchange Commission on June 6, 2000 (the "Registration Statement").

In acting as counsel for the Company and arriving at the opinions expressed below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as I have deemed necessary or appropriate as a basis for the opinion expressed herein.

In connection with my examination, I have assumed the genuineness of all signatures, the authenticity of all documents tendered to me as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is my opinion that:

         1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

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         2.       The Shares have been duly authorized, and when issued,
                  delivered and paid for in accordance with the Plan referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

I express no opinion with respect to laws other than those of the State of Minnesota and the federal laws of the United States of America, and I assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.

I am furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement as described above. It is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

/s/ Jon A. Dobson

Jon A. Dobson
General Counsel
BMC Industries, Inc.